UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 20, 2008
Life Time Fitness, Inc.
(Exact name of Registrant as specified in its charter)

Minnesota	001-32230	41-1689746

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2902 Corporate Place
Chanhassen, Minnesota		55317

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (952) 947-0000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-99.1: PRESS RELEASE

Item 2.02. Results of Operations and Financial Condition.
     On October 23, 2008, Life Time Fitness, Inc. (the “Company”) reported its financial results for its fiscal quarter ended September 30, 2008. See the Company’s press release dated October 23, 2008, which is furnished as Exhibit 99.1 and incorporated by reference in this Current Report on Form 8-K.
     The press release furnished as Exhibit 99.1 and certain information the Company intends to disclose on the conference call scheduled for 10:00 a.m. eastern time on October 23, 2008 include certain non-GAAP financial measures. The reconciliations of these measures to the most directly comparable GAAP financial measures are included in the earnings release. In addition to the information in the press release under the heading “Non-GAAP Financial Measures,” the Company provides the following additional information about the Company’s use of the non-GAAP financial measures presented in the press release.
     EBITDA. The Company believes EBITDA is useful to an investor in evaluating the Company’s operating performance and liquidity because:
•	it is a widely accepted financial indicator of a company’s ability to service its debt and the Company is required to comply with certain covenants and borrowing limitations that are based on variations of EBITDA in certain of the Company’s financing documents;

•	it is widely used to measure a company’s operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of the Company’s capital structure and the method by which assets were acquired; and

•	it helps investors to more meaningfully evaluate and compare the results of the Company’s operations from period to period by removing from the Company’s operating results the impact of its capital structure, primarily interest expense from the Company’s outstanding debt, and asset base, primarily depreciation and amortization of the Company’s properties.
     The Company’s management uses EBITDA:
•	as a measurement of operating performance because it assists the Company in comparing its performance on a consistent basis, as it removes from the Company’s operating results the impact of the Company’s capital structure, which includes interest expense from the Company’s outstanding debt, and the Company’s asset base, which includes depreciation and amortization of the Company’s properties;

•	in presentations to the members of the Company’s board of directors to enable the board to have the same consistent measurement basis of operating performance used by management; and

•	as the basis for incentive bonuses paid to selected members of senior and center-level management.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On October 20, 2008, Stephen R. Sefton gave notice of his intention to resign from the Board of Directors effective immediately. Following Mr. Sefton’s resignation, on October 21, 2008, the Board of Directors appointed Martha (Marti) A. Morfitt, a current member of the Board of Directors, to serve on the Audit Committee of the Board of Directors. Also on October 21, 2008, the Board of Directors appointed Joseph S. Vassalluzzo, a current member of the Board of Directors, to serve as the Lead Director of the Board of Directors.

Item 9.01. Financial Statements and Exhibits.
     The following Exhibit is being furnished herewith:
99.1	Press Release Announcing Third Quarter 2008 Financial Results dated October 23, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LIFE TIME FITNESS, INC.
Date: October 23, 2008	By	/s/ Michael R. Robinson
Michael R. Robinson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

No.	Exhibit	Manner of Filing

99.1	Press Release Announcing Third Quarter 2008 Financial Results dated October 23, 2008.	Filed Electronically

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